Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Second Quarter Fiscal 2014 Financial Results

Second Quarter Highlights

•	EPS of $1.32 within guidance despite adverse weather impacts

•	Latest world-scale hydrogen plant onstream in U.S. Gulf Coast

•	World-class high purity nitrogen plant onstream in Tainan Science Industrial Park, Taiwan

•	32nd consecutive year of dividend increases – up 8.5 percent

LEHIGH VALLEY, Pa. (April 23, 2014) – Air Products (NYSE:APD) today reported results for the quarter ended March 31, 2014. Net income of $284 million and diluted earnings per share (EPS) of $1.32, were down two percent and four percent, respectively, compared with results for the second quarter of 2013.

Second quarter sales of $2,582 million increased four percent versus prior year driven by higher energy pass-through and stronger underlying volumes in Merchant Gases, and Electronics and Performance Materials. Excluding the exit from the Polyurethane Intermediates Business (PUI), underlying sales improved two percent versus prior year and were down one percent sequentially.

Operating income of $385 million decreased one percent versus prior year. Strong results in Electronics and Performance Materials, and Equipment and Energy, were more than offset by Merchant Gases and Tonnage Gases, which were impacted by adverse weather and planned outages, respectively. Operating margin of 14.9 percent was down 80 basis points, with the positive impact from higher volumes more than offset by higher costs, including weather impacts, and the dilutive effect of higher energy pass-through.

Commenting on the quarter, John McGlade, chairman, president and chief executive officer, said, “In the second quarter, Air Products delivered higher underlying volumes. We also executed well on our planned maintenance outages, and managed the additional challenge of adverse weather, the costs of which we are committed to recover in the second half of the year. We remain confident in the prospects for the business and, accordingly, we raised our quarterly dividend for the 32nd consecutive year.”

Second Quarter Results by Business Segment:

•

Merchant Gases sales of $1,040 million increased four percent versus prior year, primarily on higher volumes in U.S./Canada, Asia and Latin America, partially offset by lower helium volumes due to continued global supply constraints. Operating income of $143 million was down 15 percent versus prior year and operating margin of 13.8% was down 300 basis points, primarily due to higher costs, including weather-related impacts in U.S./Canada.

•

Tonnage Gases sales of $840 million increased four percent versus prior year, as higher energy pass-through more than offset lower volumes due to planned customer outages, and the impact of the PUI business exit. Operating income of $112 million was down nine percent versus prior year primarily due to planned higher maintenance costs and the PUI exit.

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•

Electronics and Performance Materials sales of $592 million increased eight percent versus prior year driven by nine percent higher volumes. Electronics sales improved six percent primarily due to higher sales of delivery systems. Performance Materials sales increased 10 percent versus prior year with growth across all product lines and all major regions. Operating income of $107 million increased 38 percent and operating margin improved by 400 basis points versus prior year on cost actions and the strong volumes.

•

Equipment and Energy sales of $110 million decreased 11 percent versus prior year, while operating income of $23 million increased 11 percent versus prior year driven largely by strong LNG project activity. The sales backlog of $338 million increased three percent.

Outlook

Air Products expects third quarter EPS from continuing operations to be between $1.42 and $1.47 per share. The company’s guidance for continuing operations for fiscal 2014 is a range of $5.70 to $5.85 per share, from $5.70 to $5.90 previously. Capital expenditure forecast for the current fiscal year is unchanged at approximately $2.0 billion*.

Looking ahead, McGlade said, “Air Products’ momentum will continue to increase as we load assets, win new business and bring projects on-stream. Going forward, we remain focused on continuing to increase productivity and generate benefits from further price and cost actions. We are confident in our ability to deliver strong earnings growth in the second half of this year.”

*Reported on a non-GAAP basis. Reconciliation to the GAAP measure can be found at the end of this release.

Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Daylight Time on April 23 by calling 719-325-4756 and entering pass code 5636921, or access event details on our website.

About Air Products

Air Products (NYSE:APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the company has enabled customers to become more productive, energy efficient and sustainable. Recognized as one of the world’s most innovative companies by both Thomson Reuters and Forbes magazine, more than 21,000 employees in over 50 countries supply effective solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives. In fiscal 2013, Air Products had sales of $10.2 billion. For more information, visit www.airproducts.com.

Note: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, weakening or reversal of global or regional economic recovery; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets including helium; the impact of price fluctuations in natural gas; unanticipated asset impairments or losses; the ability to recover increased energy and raw material costs, including weather related costs, from customers; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes, including pension settlement and other associated costs; the success of productivity programs; the timing, impact, and other

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uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; political risks, including the risks of unanticipated government actions that may result in project delays, cancellations or expropriations; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; the impact on the effective tax rate of changes in the mix of earnings among our U.S. and international operations; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2013. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

Media Inquiries:

George Noon, tel: (610) 481-1990; e-mail: noong@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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*	The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which our management uses internally to evaluate our baseline performance on a comparable basis. Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

Capital Expenditures

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease.

The presentation of this non-GAAP measure is intended to enhance the usefulness of information by providing a measure which our management uses internally to evaluate and manage our expenditures.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 31 March		Six Months Ended 31 March
(Millions of dollars)	2014	2013	2014	2013
Capital expenditures – GAAP basis	$411.1	$350.3	$802.2	$707.3
Capital lease expenditures	51.0	55.3	99.1	126.7
Capital expenditures – Non-GAAP basis	$462.1	$405.6	$901.3	$834.0

FY2014 Forecast
Capital expenditures – GAAP basis	$1,800-1,900
Capital lease expenditures	100-200
Capital expenditures – Non-GAAP basis	$1,900-2,100

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 31 March		Six Months Ended 31 March
(Millions of dollars, except for share data)	2014	2013	2014	2013
Sales	$2,581.9	$2,484.2	$5,127.4	$5,046.6
Cost of sales	1,917.6	1,813.6	3,783.5	3,713.7
Selling and administrative	263.4	266.6	544.3	534.8
Research and development	33.2	32.3	66.7	65.6
Other income (expense), net	17.0	18.0	37.4	29.6
Operating Income	384.7	389.7	770.3	762.1
Equity affiliates’ income	30.4	39.8	68.6	81.2
Interest expense	31.5	35.2	64.8	71.0
Income from Continuing Operations before Taxes	383.6	394.3	774.1	772.3
Income tax provision	92.1	95.8	186.6	188.0
Income from Continuing Operations	291.5	298.5	587.5	584.3
Income from Discontinued Operations, net of tax	—	1.1	3.1	2.5
Net Income	291.5	299.6	590.6	586.8
Less: Net Income Attributable to Noncontrolling Interests	8.0	9.2	16.9	18.1
Net Income Attributable to Air Products	$283.5	$290.4	$573.7	$568.7

Net Income Attributable to Air Products
Income from continuing operations	$283.5	$289.3	$570.6	$566.2
Income from discontinued operations	—	1.1	3.1	2.5
Net Income Attributable to Air Products	$283.5	$290.4	$573.7	$568.7

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.33	$1.38	$2.69	$2.71
Income from discontinued operations	—	.01	.01	.01
Net Income Attributable to Air Products	$1.33	$1.39	$2.70	$2.72

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.32	$1.37	$2.66	$2.67
Income from discontinued operations	—	.01	.01	.01
Net Income Attributable to Air Products	$1.32	$1.38	$2.67	$2.68
Weighted Average Common Shares — Basic (in millions)	212.4	208.4	212.1	209.2
Weighted Average Common Shares — Diluted (in millions)	214.9	211.0	214.6	211.8
Dividends Declared Per Common Share — Cash	$.77	$.71	$1.48	$1.35

Other Data from Continuing Operations
Depreciation and amortization	$229.1	$226.2	$463.3	$444.7
Capital expenditures on a Non-GAAP basis (see page 4 for reconciliation)	462.1	405.6	901.3	834.0

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	31 March 2014	30 September 2013
Assets
Current Assets
Cash and cash items	$356.9	$450.4
Trade receivables, net	1,613.7	1,544.3
Inventories	665.3	706.1
Contracts in progress, less progress billings	134.7	182.3
Prepaid expenses	98.1	121.1
Other receivables and current assets	431.2	432.4
Current assets of discontinued operations	—	2.5
Total Current Assets	3,299.9	3,439.1
Investment in net assets of and advances to equity affiliates	1,230.5	1,195.5
Plant and equipment, at cost	19,952.9	19,529.9
Less: accumulated depreciation	10,640.6	10,555.9
Plant and equipment, net	9,312.3	8,974.0
Goodwill	1,614.0	1,653.8
Intangible assets, net	674.1	717.3
Noncurrent capital lease receivables	1,439.6	1,476.9
Other noncurrent assets	392.6	393.5
Total Noncurrent Assets	14,663.1	14,411.0
Total Assets	$17,963.0	$17,850.1

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,859.8	$1,944.9
Accrued income taxes	76.6	63.0
Short-term borrowings	1,061.5	709.9
Current portion of long-term debt	112.4	507.4
Current liabilities of discontinued operations	—	2.4
Total Current Liabilities	3,110.3	3,227.6
Long-term debt	4,993.2	5,056.3
Other noncurrent liabilities	1,161.6	1,164.3
Deferred income taxes	826.5	827.2
Total Noncurrent Liabilities	6,981.3	7,047.8
Total Liabilities	10,091.6	10,275.4

Redeemable Noncontrolling Interest	343.6	375.8

Air Products Shareholders’ Equity	7,370.9	7,042.1
Noncontrolling Interests	156.9	156.8
Total Equity	7,527.8	7,198.9
Total Liabilities and Equity	$17,963.0	$17,850.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended 31 March
(Millions of dollars)	2014	2013
Operating Activities
Net Income	$590.6	$586.8
Less: Net income attributable to noncontrolling interests	16.9	18.1
Net income attributable to Air Products	573.7	568.7
Income from discontinued operations	(3.1)	(2.5)
Income from continuing operations attributable to Air Products	570.6	566.2
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	463.3	444.7
Deferred income taxes	36.4	32.8
Undistributed earnings of unconsolidated affiliates	(19.2)	(26.3)
Share-based compensation	23.4	22.4
Noncurrent capital lease receivables	1.1	(123.2)
Other adjustments	75.0	(146.0)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(82.0)	17.8
Inventories	33.6	53.1
Contracts in progress, less progress billings	17.6	(41.4)
Other receivables	(3.7)	(55.7)
Payables and accrued liabilities	(130.0)	(150.3)
Other working capital	38.6	4.1
Cash Provided by Operating Activities	1,024.7	598.2
Investing Activities
Additions to plant and equipment	(802.2)	(707.3)
Proceeds from sale of assets and investments	11.2	6.4
Other investing activities	(.4)	(1.3)
Cash Used for Investing Activities	(791.4)	(702.2)
Financing Activities
Long-term debt proceeds	39.2	504.0
Payments on long-term debt	(491.2)	(392.0)
Net increase in commercial paper and short-term borrowings	370.9	604.4
Dividends paid to shareholders	(300.2)	(268.9)
Purchase of treasury shares	—	(461.6)
Proceeds from stock option exercises	57.7	62.7
Excess tax benefit from share-based compensation	12.6	14.3
Other financing activities	(26.7)	(20.2)
Cash (Used for) Provided by Financing Activities	(337.7)	42.7
Discontinued Operations
Cash provided by operating activities	.7	9.8
Cash provided by (used for) investing activities	9.8	(.9)
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	10.5	8.9
Effect of Exchange Rate Changes on Cash	.4	(.4)
Decrease in Cash and Cash Items	(93.5)	(52.8)
Cash and Cash Items – Beginning of Year	450.4	454.4
Cash and Cash Items – End of Period	$356.9	$401.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended 31 March		Six Months Ended 31 March
(Millions of dollars)	2014	2013	2014	2013
Sales to External Customers
Merchant Gases	$1,040.1	$1,003.2	$2,087.8	$2,012.3
Tonnage Gases	839.9	808.5	1,648.0	1,706.9
Electronics and Performance Materials	591.7	548.8	1,170.8	1,097.8
Equipment and Energy	110.2	123.7	220.8	229.6
Segment and Consolidated Totals	$2,581.9	$2,484.2	$5,127.4	$5,046.6

Operating Income
Merchant Gases	$143.4	$168.1	$312.6	$339.1
Tonnage Gases	112.2	123.2	229.8	261.3
Electronics and Performance Materials	107.1	77.5	190.6	138.8
Equipment and Energy	22.9	20.6	43.4	29.0
Segment Total	$385.6	$389.4	$776.4	$768.2
Other	(.9)	.3	(6.1)	(6.1)
Consolidated Total	$384.7	$389.7	$770.3	$762.1

(Millions of dollars)	31 March 2014	30 September 2013
Identifiable Assets (A)
Merchant Gases	$6,682.3	$6,729.9
Tonnage Gases	5,473.3	5,397.0
Electronics and Performance Materials	2,870.7	2,859.4
Equipment and Energy	846.5	675.2
Segment Total	$15,872.8	$15,661.5
Other	859.7	990.6
Discontinued operations	—	2.5
Consolidated Total	$16,732.5	$16,654.6

(A)	Identifiable assets are equal to total assets less investment in net assets of and advances to equity affiliates.